UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 28, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Event.

On December 30, 2011 the Company issued the following news release:

NEWS RELEASE
Contact: Steve Costello (802) 742-3062 pager
For Immediate Release: Dec. 30, 2011

PSB approves rate change
As requested by Central Vermont Public Service in November, the Vermont Public Service Board has authorized a 4.8 percent rate increase under the company’s alternative regulation plan.

The change will take effect with bills rendered on Jan. 2.

Even after the increase, the company’s rates will remain competitive with the major utilities in New England.  The bill for a residential customer who uses 500 kilowatt-hours of electricity per month will rise from $82.26 to $86.22.  By comparison, the same customer would pay as much as $114.03 elsewhere in New England, according to the Edison Electric Institute.

The rate change is being driven by a variety of factors, which include new power contracts at competitive, yet slightly higher costs, and investments in our system to improve reliability for customers. Meanwhile, the rate impact was mitigated by a reduction in our allowed return on equity, which will drop from 9.45 to 9.17 percent.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
January 4, 2012